Exhibit 99.1

TREAN INSURANCE GROUP REPORTS FIRST QUARTER 2021 RESULTS

- 36% Year-over-Year Growth in First Quarter 2021 Gross Written Premiums to $146.7 Million –

- 83% Year-over-Year Growth in First Quarter Net Earned Premium to $41.1 Million -

- Net Income of $6.8 Million, Diluted Earnings per Share of $0.13 -

- Adjusted Net Income of $8.0 Million, Adjusted Diluted Earnings per Share of $0.16 -

Wayzata, MN, May 12, 2021 – Trean Insurance Group, Inc. (Nasdaq: TIG) (“Trean” or the “Company”), a leading provider of products and services to the specialty insurance market, today reported results for the first quarter ended March 31, 2021.

First Quarter 2021 Highlights

•	Gross written premiums increased 36.0% to $146.7 million, compared to $107.9 million in the first quarter of 2020

•	Net earned premiums increased 83.2% to $41.1 million, compared to $22.5 million in the first quarter of 2020

•	Loss ratio of 60.5%, compared to 57.6% in the first quarter of 2020

•	Expense ratio of 28.9%, a 740 basis point improvement compared to 36.3% in the first quarter of 2020

•	Combined ratio of 89.4%, a 450 basis point improvement versus 93.9% in the prior-year period

•	Net income was $6.8 million and diluted earnings per share was $0.13

•	Adjusted net income(1) was $8.0 million, and adjusted diluted earnings per share was $0.16

•	Underwriting income(1) was $4.4 million, compared to $1.4 million in the first quarter of 2020

•	Return on equity of 6.6%; Adjusted return on equity(1) of 7.8%; Adjusted return on tangible equity was 16.4%(1)

(1)

Adjusted net income, adjusted diluted earnings per share, adjusted return on equity, adjusted return on tangible equity and underwriting income are non-GAAP financial measures. See discussion of “Key Metrics” below.

“Our momentum from 2020 carried straight through into the first quarter of 2021, as we generated another quarter of record gross written premiums and solid bottom-line results, driven both by our new program partners and organic growth,” stated Andrew M. O’Brien, President and Chief Executive Officer of Trean. “We also delivered significant net earned and unearned premium growth – the latter of which we view as a potential source of additional future profit and further evidence of the success we are having in growing profitably. Notably, our non-workers compensation liability business continues to rapidly expand and encompass a larger portion of our overall gross written premiums, increasing our diversification efforts and further mitigating concentration risk. We also maintained our prudent underwriting approach and continued to invest in our business to enhance support for our program partners and their ongoing efforts. Looking ahead, with our proven and resilient business model, our numerous growth opportunities and a robust balance sheet, we believe we are well positioned to generate sustainable and profitable growth.”

Underwriting Results

Gross written premiums increased 36.0% to $146.7 million for the first quarter of 2021, compared to $107.9 million for the first quarter of 2020, primarily attributable to the addition of new program partners brought on board beginning in the second quarter of 2020, growth in Trean’s existing program partner business and the acquisition of 7710 Insurance Company in the fourth quarter of 2020. Net earned premiums of $41.1 million grew 83.2% compared to the prior year’s first quarter, driven by the increase in gross written and gross earned premiums, partially offset by an increase in ceded earned premiums compared to the prior-year period.

Underwriting income was $4.4 million, resulting in a combined ratio of 89.4% for the first quarter of 2021, compared to underwriting income of $1.4 million and a combined ratio of 93.9% for the prior-year period. Losses and loss adjustment expenses for the first quarter of 2021 were $24.9 million, which resulted in a 60.5% loss ratio, compared to 57.6% in the prior-year period. The increase in the loss ratio during the first quarter of 2021 versus the prior-year period was primarily attributable to property losses incurred in the first quarter of 2021.

General and administrative expenses were $11.9 million for the first quarter of 2021, compared to $8.1 million for the prior-year period. The increase was due to higher salaries and benefits resulting primarily from acquisitions made in 2020 and an expanded workforce, an increase in rent and office-related expenses, insurance and insurance-related expenses, and professional service expenses. The Company’s expense ratio was 28.9% for the first quarter of 2021, a 740 basis point improvement compared to 36.3% for the prior-year period. The improvement in the expense ratio was primarily due to the year-over-year increase in net earned premiums more than offsetting the impact of the increase in general and administrative expenses.

Net income was $6.8 million for the first quarter of 2021, compared to net income of $9.6 million for the prior-year period. Diluted earnings per share for the first quarter of 2021 was $0.13. The first quarters of 2021 and 2020 included intangible asset amortization related to acquisitions and, in 2021, included noncash stock compensation. Additionally, the first quarter of 2020 included certain non-recurring legal and other expenses. Adjusted net income(1), which excludes these items and their related tax impact, was $8.0 million for the first quarter of 2021, compared to adjusted net income of $6.3 million for the prior-year period. Adjusted diluted earnings per share for the first quarter of 2021 was $0.16.

Investment Results

Net investment income was $1.6 million for the first quarter of 2021, compared to $3.3 million in the prior-year period, due primarily to a $2.0 million common stock investment reclassification and fair value re-measurement made in the first quarter of 2020. Cash and invested assets consist primarily of fixed maturities, equity securities and cash equivalents. The majority of the Company’s investment portfolio at March 31, 2021 was comprised of $378.1 million of fixed maturity securities that were classified as available-for-sale. Also included in investments at March 31, 2021 were $3.0 million of equity securities and $130.9 million of cash and cash equivalents. The Company’s fixed maturities portfolio had an average rating of “AA” at both March 31, 2021 and December 31, 2020.

Other

Other revenue was $4.7 million for the first quarter of 2021, compared to $4.4 million for the prior-year period, largely driven by an increase in fee-based revenue resulting from the July 2020 Compstar acquisition and management fees, partially offset by reduced brokerage revenue.

Stockholders’ Equity and Returns

Total stockholders’ equity was $413.0 million at March 31, 2021, compared to $410.1 million at December 31, 2020. Return on equity was 6.6% for the first quarter of 2021, compared to 26.3% for the prior-year period, and adjusted return on equity(1) was 7.8% for the first quarter of 2021, compared to 17.4% for the prior-year period. The change in return on equity reflected a significant increase in the Company’s stockholders’ equity, primarily resulting from the increases in additional paid-in capital related to the IPO and retained earnings since March 2020. Return on tangible equity was 13.8% for the first quarter of 2021, compared to 26.9% for the prior-year period and adjusted return on tangible equity was 16.4% for the first quarter of 2021, compared to 17.7% for the prior-year period.

Webcast and Conference Call

A webcast and conference call to discuss the Company’s results will be held today beginning at 5:00 p.m. (Eastern Time). The audio webcast is accessible through the investor relations section of the Company’s website at https://investors.trean.com.

The dial-in number for the conference call is (877) 407-3982 (toll-free) or (201) 493-6780 (international), conference ID# 13718592. Any person interested in listening to the call should dial in or access the website at least 10 minutes before the call.

A replay of the call will be available at https://investors.trean.com for one year following the call.

Key Metrics

The Company discusses certain key financial and operating metrics, described below, which provide useful information about its business and the operational factors underlying its financial performance.

Underwriting income is a non-GAAP financial measure defined as income before taxes excluding net investment income, investment revaluation gains, net realized capital gains or losses, IPO-related expenses, intangible asset amortization, noncash stock compensation, interest expense, other revenue and other income and expenses. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of underwriting income to income before taxes in accordance with GAAP.

Adjusted net income is a non-GAAP financial measure defined as net income excluding the impact of various specific events, including the consummation of the reorganization transactions in connection with our IPO, noncash intangible asset amortization and stock compensation, other expenses and gains or losses that the Company does not believe reflect its core operating performance, which items may have a disproportionate effect in a given period, affecting comparability of the Company’s results across periods. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of adjusted net income to net income in accordance with GAAP.

Loss ratio, expressed as a percentage, is the ratio of losses and loss adjustment expenses to net earned premiums.

Expense ratio, expressed as a percentage, is the ratio of general and administrative expenses to net earned premiums.

Combined ratio is the sum of the loss ratio and the expense ratio. A combined ratio under 100% generally indicates an underwriting profit. A combined ratio over 100% generally indicates an underwriting loss.

Return on equity is net income expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period.

Adjusted return on equity is a non-GAAP financial measured defined as adjusted net income expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of adjusted return on equity to return on equity in accordance with GAAP.

Tangible stockholders’ equity is defined as stockholders’ equity less goodwill and other intangible assets.

Return on tangible equity is a non-GAAP financial measure defined as net income expressed on an annualized basis as a percentage of average beginning and ending tangible stockholders’ equity during the period.

Adjusted return on tangible equity is a non-GAAP financial measure defined as adjusted net income expressed on an annualized basis as a percentage of average beginning and ending tangible stockholders’ equity during the period. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of adjusted return on tangible equity to return on equity in accordance with GAAP.

Forward-Looking Statements

This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements that are not historical or current facts. These statements may discuss the Company’s net income, cash flow, financial condition, impairments, expenditures, growth, strategies, plans, achievements, capital structure, organizational structure, market opportunities and general market and industry conditions. Such forward-looking statements can be identified by words such as “anticipate,” “estimate,” “expect,” “intend,” “plan,” “predict,” “project,” “believe,” “seek,” “outlook,” “future,” “will,” “would,” “should,” “could,” “may,” “can have,” “likely” and similar terms. Forward-looking statements are based on management’s current expectations and assumptions about future events. These statements are only predictions and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements if the underlying assumptions prove to be incorrect or as a result of risks, uncertainties, and other factors, including the impact of the COVID-19 pandemic on the business and operations of the Company, our program partners and other business relations. Other factors that may cause such differences include the risks described in the Company’s filings with the U.S. Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2020. These forward-looking statements speak only as of the date on which they are made. Except as required by applicable securities laws, the Company disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future developments, changes in assumptions or otherwise. Investors are cautioned not to place undue reliance on the forward-looking statements contained in this press release or in other filings and public statements of the Company.

About Trean Insurance Group, Inc.

Trean Insurance Group, Inc. (Nasdaq: TIG) provides products and services to the specialty insurance market. Trean underwrites specialty casualty insurance products both through its program partners and its own managing general agencies. Trean also provides its program partners with a variety of services including issuing carrier services, claims administration and reinsurance brokerage. Trean is licensed to write business across 49 states and the District of Columbia. For more information, please visit www.trean.com.

Contacts

Investor Relations

investor.relations@trean.com

(952) 974-2260

Trean Insurance Group, Inc. and Subsidiaries

Condensed Consolidated and Combined Statements of Operations

(in thousands, except for percentages, share and per share amounts)

(unaudited)

	Three Months Ended March 31,		Change	Percentage Change (1)
	2021	2020
Revenues
Gross written premiums	$146,730	$107,859	38,871	36.0%
Increase in gross unearned premiums	(18,431)	(7,373)	(11,058)	150.0%

Gross earned premiums	128,299	100,486	27,813	27.7%
Ceded earned premiums	(87,165)	(78,027)	(9,138)	11.7%

Net earned premiums	41,134	22,459	18,675	83.2%
Net investment income	1,592	3,272	(1,680)	(51.3)%
Net realized capital gains	13	3,234	(3,221)	(99.6)%
Other revenue	4,655	4,392	263	6.0%

Total revenue	47,394	33,357	14,037	42.1%
Expenses
Losses and loss adjustment expenses	24,881	12,934	11,947	92.4%
General and administrative expenses	11,891	8,149	3,742	45.9%
Intangible asset amortization	1,414	11	1,403	NM
Noncash stock compensation	211	—	211	NM
Interest expense	427	461	(34)	(7.4)%

Total expenses	38,824	21,555	17,269	80.1%
Other income	121	14	107	NM

Income before taxes	8,691	11,816	(3,125)	(26.4)%
Provision for income taxes	1,900	2,912	(1,012)	(34.8)%
Equity earnings in affiliates, net of tax	—	702	(702)	(100.0)%

Net income	$6,791	$9,606	(2,815)	(29.3)%

Earnings per share:
Basic	$0.13	$0.26
Diluted	$0.13	$0.26

Weighted average shares outstanding:
Basic	51,148,782	37,386,394
Diluted	51,179,820	37,386,394

(1)	The Company defines increases or decreases greater than 200% as “NM” or not meaningful.

Key Metrics

	Three Months Ended March 31,
(in thousands, except percentages)	2021	2020
Key metrics:
Underwriting income (1)	$4,362	$1,376
Adjusted net income (1)	$8,042	$6,333
Loss ratio	60.5%	57.6%
Expense ratio	28.9%	36.3%
Combined ratio	89.4%	93.9%
Return on equity	6.6%	26.3%
Adjusted return on equity (1)	7.8%	17.4%
Return on tangible equity (1)	13.8%	26.9%
Adjusted return on tangible equity (1)	16.4%	17.7%

(1)

Adjusted net income, adjusted return on equity, return on tangible equity, adjusted return on tangible equity and underwriting income are non-GAAP financial measures. See “Reconciliation of Non-GAAP Financial Measures” below for a reconciliation to the applicable GAAP measure.

Trean Insurance Group, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands)

	March 31, 2021	December 31, 2020
	(unaudited)
Assets
Fixed maturities, available for sale	$378,131	$405,604
Preferred stock, available for sale	237	240
Common stock, available for sale	2,741	3,534
Equity method investments	—	232

Total investments	381,109	409,610

Cash and cash equivalents	130,940	153,149
Restricted cash	5,996	4,085
Accrued investment income	2,253	2,458
Premiums and other receivables	121,740	109,217
Income taxes receivable	—	1,322
Reinsurance recoverable	360,911	343,213
Prepaid reinsurance premiums	110,298	107,971
Deferred policy acquisition cost, net	5,029	1,332
Property and equipment, net	8,050	8,254
Right of use asset	5,844	6,338
Goodwill	140,640	140,640
Intangible assets, net	73,903	75,316
Other assets	9,334	6,878

Total assets	$1,356,047	$1,369,783

Liabilities
Unpaid loss and loss adjustment expenses	$485,532	$457,817
Unearned premiums	176,460	157,987
Funds held under reinsurance agreements	151,268	174,704
Reinsurance premiums payable	56,975	57,069
Accounts payable and accrued expenses	23,148	61,240
Lease liability	6,372	6,893
Income taxes payable	1,224	—
Deferred tax liability	10,620	12,329
Debt	31,473	31,637

Total liabilities	943,072	959,676

Stockholders’ Equity
Common stock	511	511
Additional paid-in capital	287,321	287,110
Retained earnings	119,750	112,959
Accumulated other comprehensive loss	5,393	9,527

Total stockholders’ equity	412,975	410,107

Total liabilities and stockholders’ equity	$1,356,047	$1,369,783

Reconciliation of Non-GAAP Financial Measures

Underwriting income

The Company defines underwriting income as income before taxes excluding net investment income, investment revaluation gains, net realized capital gains or losses, IPO-related expenses, intangible asset amortization, noncash stock compensation, interest expense, other revenue and other income and expenses. Underwriting income represents the pre-tax profitability of the Company’s underwriting operations and allows management to evaluate the Company’s underwriting performance without regard to investment income, IPO-related expenses, intangible asset amortization, noncash stock compensation, interest expense, other revenue and other income and expenses. The Company uses this metric because the Company believes it gives management and other users of the Company’s financial information useful insight into the Company’s underwriting business performance by adjusting for these expenses and sources of income. Underwriting income should not be viewed as a substitute for net income calculated in accordance with GAAP, and other companies may define underwriting income differently.

	Three Months Ended March 31,		Percentage
(in thousands, except percentages)	2021	2020	Change (1)
Net income	$6,791	$9,606	(29.3)%
Income tax expense	1,900	2,912	(34.8)%
Equity earnings in affiliates, net of tax	—	(702)	(100.0)%

Income before taxes	8,691	11,816	(26.4)%
Other revenue	(4,655)	(4,392)	6.0%
Net investment income	(1,592)	(3,272)	(51.3)%
Net realized capital gains	(13)	(3,234)	(99.6)%
Interest expense	427	461	(7.4)%
Intangible asset amortization	1,414	11	NM
Noncash stock compensation	211	—	NM
Other income	(121)	(14)	NM

Underwriting income	$4,362	$1,376	NM

(1)	The Company defines increases or decreases greater than 200% as “NM” or not meaningful.

Adjusted net income

The Company defines adjusted net income as net income excluding the impact of certain items, including the consummation of the reorganization transactions in connection with the IPO, noncash intangible asset amortization and stock compensation, other expenses and gains or losses that the Company believes do not reflect its core operating performance, which items may have a disproportionate effect in a given period, affecting comparability the Company’s results across periods. The Company calculates the tax impact only on adjustments that would be included in calculating the Company’s income tax expense using the effective tax rate at the end of each period. The Company uses adjusted net income as an internal performance measure in the management of its operations because the Company believes it gives its management and other users of its financial information useful insight into the Company’s results of operations and underlying business performance by eliminating the effects of these items. Adjusted net income should not be viewed as a substitute for net income calculated in accordance with GAAP, and other companies may define adjusted net income differently.

	Three Months Ended March 31,		Percentage Change (1)
(in thousands, except percentages)	2021	2020
Net income	$6,791	$9,606	(29.3)%
Intangible asset amortization	1,414	11	NM
Noncash stock compensation	211	—	NM
Expenses associated with Altaris management fee, including cash bonuses paid to unitholders	—	441	(100.0)%
Expenses associated with IPO and other one-time legal and consulting expenses	—	412	(100.0)%
FMV adjustment of remaining investment in subsidiary	—	(2,000)	(100.0)%
Net gain on purchase & disposal of subsidiaries	—	(3,115)	(100.0)%

Total adjustments	1,625	(4,251)	(138.2)%
Tax impact of adjustments	(374)	978	(138.2)%

Adjusted net income	$8,042	$6,333	27.0%

(1)	The Company defines increases or decreases greater than 200% as “NM” or not meaningful.

Adjusted return on equity

The Company defines adjusted return on equity as adjusted net income expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period. The Company uses adjusted return on equity as an internal performance measure in the management of its operations because the Company believes it gives management and other users of the Company’s financial information useful insight into the Company’s results of operations and underlying business performance by adjusting for items that the Company believes do not reflect its core operating performance and that may diminish comparability across periods. Adjusted return on equity should not be viewed as a substitute for return on equity calculated in accordance with GAAP, and other companies may define adjusted return on equity differently.

	Three Months Ended March 31,
(in thousands, except percentages)	2021	2020
Adjusted return on equity calculation:
Numerator: adjusted net income	$8,042	$6,333
Denominator: average stockholders’ equity	411,541	145,898

Adjusted return on equity	7.8%	17.4%

Return on equity	6.6%	26.3%

Return on tangible equity and adjusted return on tangible equity

The Company defines tangible stockholders’ equity as stockholders’ equity less goodwill and other intangible assets. The Company defines return on tangible equity as net income expressed on an annualized basis as a percentage of average beginning and ending tangible stockholders’ equity during the period. The Company defines adjusted return on tangible equity as adjusted net income expressed on an annualized basis as a percentage of average beginning and ending tangible stockholders’ equity during the period. The Company regularly evaluates acquisition opportunities and have historically made acquisitions that affect stockholders’ equity. The Company uses return on tangible equity and adjusted return on tangible equity as internal performance measures in the management of the Company’s operations because the Company believes they give management and other users of its financial information useful insight into the Company’s results of operations and underlying business performance by adjusting for the effects of acquisitions on the Company’s stockholders’ equity and, in the case of adjusted return on tangible equity, by adjusting for items that the Company believes do not reflect its core operating performance and that may diminish comparability across periods. Return on tangible equity and adjusted return on tangible equity should not be viewed as substitutes for return on equity calculated in accordance with GAAP, and other companies may define return on tangible equity and adjusted return on tangible equity differently.

	Three Months Ended March 31,
(in thousands, except percentages)	2021	2020
Return on tangible equity calculation:
Numerator: net income	$6,791	$9,606
Denominator:
Average stockholders’ equity	411,541	145,898
Less: Average goodwill and other intangible assets	215,250	2,971

Average tangible stockholders’ equity	196,291	142,927

Return on tangible equity	13.8%	26.9%

Return on equity	6.6%	26.3%

	Three Months Ended March 31,
(in thousands, except percentages)	2021	2020
Adjusted return on tangible equity calculation:
Numerator: adjusted net income	$8,042	$6,333
Denominator: average tangible stockholders’ equity	196,291	142,927

Adjusted return on tangible equity	16.4%	17.7%

Return on equity	6.6%	26.3%